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                                                                  EXHIBIT 23.1




                         Consent of Independent Auditors


We consent to the incorporation by reference in this Form 10-K of Allegheny Technologies Incorporated of our report dated January 15, 2001, included in the 2000 Annual Report to Stockholders of Allegheny Technologies Incorporated.

We also consent to the incorporation by reference in Registration Statements (as may be amended) Nos. 333-08235, 333-10225, 333-10227, 333-10229, 333-10245,
333-46695, 333-45965, 333-48649, 333-59161, and 333-46796 of Allegheny
Technologies Incorporated of our report dated January 15, 2001, with respect to the consolidated financial statements incorporated herein by reference.


                                             /s/ Ernst & Young LLP


Pittsburgh, Pennsylvania
March 14, 2001